FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         STAMPEDE WORLDWIDE, INC.
           (Exact name of registrant as specified in its charter)

                               FLORIDA
                  (State of incorporation or organization)

                             58-2235301
                   (I.R.S. Employer Identification No.)

                             3910 Riga Boulevard
                         Tampa, Florida 33619-1344
      (Address of principal executive offices, including ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

None

Name of each exchange on which each class is to be registered:

Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:

333-96437

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The authorized Common Stock of the Company consists of one hundred million shares, with a par value per share of $.001("Common Stock). Holders of the Common Stock (i) have equal and ratable rights with all holders of issued and outstanding Common Stock to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably with holders of issued and outstanding Common Stock in all of the assets of the Company available for distribution to holders of Common Stock, after distribution of the liquidation preference on the Preferred Stock, upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights;
(iv) have no redemption or sinking fund provisions applicable thereto; and (v) have one vote on election of each director and other matters submitted to a vote of stockholders. All shares of Common Stock outstanding are duly authorized, legally issued, fully paid and non-assessable.

Item 2. Exhibits.

3(i)  Articles of Incorporation, as amended

3(ii)  Bylaws, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stampede Worldwide, Inc.

Date:  September, __, 2000

By:  /s/ John V. Whitman, Jr.
   John V. Whitman, Jr.
  President, Chief Executive Officer

EXHIBITS

3(i)  Articles of Incorporation, as amended

ARTICLES OF INCORPORATION OF
CHRONICLE COMMUNICATIONS, INC.

The undersigned, for the purpose of forming a corporation under the provisions of Chapter 607, Fla. Stat., the Florida Business Corporation Act, hereby states the following:

ARTICLE I - NAME AND ADDRESS

Section 1.  The name of the Corporation shall be Chronicle Communications,
Inc.

Section 2. The principal office and the initial mailing address of the Corporation shall be 3910 Riga Boulevard, Tampa, Florida 33619-1344.

ARTICLE II - DURATION

The Corporation shall have perpetual existence.

ARTICLE III - PURPOSE AND POWERS

Section 1. The Corporation is formed for the purpose of engaging in any lawful activity or business for which corporations may be incorporated under the laws of the State of Florida.

Section 2. The Corporation may exercise all powers, rights and privileges conferred on corporations pursuant to the laws of the State of Florida.

ARTICLE IV - CAPITAL STOCK

The Corporation shall be authorized to issue capital stock, as follows:

(a) One hundred million (100,000,000) shares of common stock, all of one class, having a par value of $.001 per share; and

(b) One hundred sixty-nine thousand nine hundred four (169,904) shares of Series A Zero Coupon Preferred Stock the Corporation, each share having a par value of $.10 and a redemption value of $.175233661 per share, being convertible into one share of the Corporation's common stock at the election of the holder and not being entitled to payment of a dividend; provided, that, the conditions to demand for redemption and election of conversion being subject to negotiation and agreement between the Corporation and the purchaser of the such preferred stock.

ARTICLE V - BOARD OF DIRECTORS

Section 1. The business and affairs of the Corporation shall be managed by a Board of Directors, the members of which shall be hereinafter referred to as Directors.

Section 2. The number of Directors shall be as provided in the Bylaws of the Corporation, but shall not be less than three (3).

Section 3. Directors shall be elected and hold office as provided in the Bylaws.

ARTICLE VI - BYLAWS

Section 1. The Board of Directors shall adopt Bylaws for the Corporation at a meeting of the Board of Directors following the filing of these Articles of Incorporation.

Section 2. The power to adopt, alter, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors or the stockholders in accordance with the provisions of the Bylaws.

Section 3. Any Bylaws adopted by the Board of Directors or the stockholders may be altered, amended or repealed by the other group; provided, however, that any Bylaw adopted by the stockholders may provide that it shall be altered, amended, or repealed only by the stockholders.

ARTICLE VII - REGISTERED OFFICE AND AGENT

Section 1. The street address of the initial registered office of the Corporation shall be 3910 Riga Boulevard, Tampa, Florida 33619-1344.

Section 2. The name of the initial registered agent of the Corporation located at said address shall be John V. Whitman, Jr.

ARTICLE VIII - INCORPORATOR

The name and address of the incorporator is John V. Whitman, Jr., 3910 Riga Boulevard, Tampa, Florida 33619-1344.

IN WITNESS WHEREOF, for the purpose of forming a corporation under the laws of the State of Florida, the undersigned executed these Articles of Incorporation on January 28, 2000.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.

                                           ACCEPTANCE BY REGISTERED AGENT

I hereby accept to act as initial Registered Agent for Chronicle
Communications, Inc., as stated in these Articles of Incorporation.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CHRONICLE COMMUNICATIONS, INC.
Pursuant to the provisions of 607.1003, Fla. Stat., the Florida Business Corporation Act, Chronicle Communications, Inc. does hereby amend its Articles of Incorporation as follows:
1.  The name of the corporation is Chronicle Communications, Inc.
2. This Amendment to the Articles of Incorporation was duly approved and adopted on February 7, 2000 by written consent of a majority of the stockholders as a whole, there being no class of stockholders entitled to vote hereon as a separate voting group, pursuant to 607.0726, Fla. Stat., by written consent without a meeting, pursuant to 607.0704, Fla. Stat., upon the recommendation of the board of directors on February 4, 2000 by written consent of all directors pursuant to 607.0821, Fla. Stat.
3. The total number of shares of common stock issued and outstanding at the date of approval hereof was 31,372,522 shares and the vote of such shares in favor hereof was 16,300,340 shares, being sufficient in all respects for approval hereof.
4. Article I, Section 1, of the Articles of Incorporation shall be, and it hereby is amended to change the name of the Corporation to Stampede Worldwide, Inc.
5. 4. Article IV of the Articles of Incorporation, as amended, shall be and hereby is amended to add a clause "(c)", as follows:
(c) The authorized preferred stock of the Corporation shall be Ten Million (10,000,000) Shares, having, as determined by the board of directors, a par value, stated value, liquidation preferences and other preferences, dividend preference, voting rights (including super majority voting rights), right to convert into other authorized securities of the Corporation, limitations and other features and relative rights and being issueable, as determined by the board of directors, in one or more classes or series within classes, each of which may be, as determined by the board of directors, to different from all others as to the features provided herein to be determined by the board of directors.
IN WITNESS WHEREOF, the undersigned, President of Chronicle Communications, Inc., has executed the within Articles of Amendment this 13th day of April, 2000 and caused said Articles to be filed in the office of the Secretary of State for the State of Florida, effective upon the filing thereof.
(CORPORATE SEAL)                    Chronicle Communications, Inc.

ATTEST:
                                    By: /s/ John V. Whitman, Jr.
_________________________               John V. Whitman, Jr., President
Jackson L. Morris, Secretary

3(ii)  Bylaws, as amended

BYLAWS OF JMAR COMMUNICATIONS, INC.

ARTICLE I.  GENERAL

The provisions of this document constitute the Bylaws of JMAR Communications, Inc., a Georgia corporation, hereinafter referred to as the Corporation, which Bylaws shall be utilized to govern the management and operation of the Corporation.

ARTICLE II.  OFFICES AND AGENCY

Section 1. Registered Office and Registered Agent. The registered office of the Corporation shall be located in the State of Georgia at such place as may be fixed from time to time by the Board of Directors of the Corporation, the members of which shall be hereinafter referred to as Directors, upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

Section 2. Other Offices. The Corporation may have other offices within or outside the State of Georgia at such place or places as the Board of Directors may from time to time determine.

ARTICLE III.  STOCKHOLDERS

Section 1. Closing Transfer Books. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

Section 2. Fixing Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

Section 3. Other Determination of Stockholders. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

Section 4. Adjourned Meetings. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Article, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5.  Record of Stockholders.

(a) If the Corporation has six or more stockholders of record, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

(b) If the requirements of paragraph (a) above have not been substantially complied with, the meeting, on demand of any stockholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of paragraph (a) shall not affect the validity of any action at such meeting.

ARTICLE IV.  STOCKHOLDERS' MEETINGS

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held each year within three months after the end of the fiscal year, or at such other time as the Board of Directors or stockholders shall direct; provided, however, that the annual meeting for any year shall be held at no later than thirteen (13) months after the last preceding annual meeting of stockholders.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the President of the Corporation, Board of Directors, or the holders of not less than ten percent (10%) of all shares entitled to vote at the meeting.

Section 3. Place of Meetings. All meetings of the stockholders shall be at the principal place of business of the Corporation or at such other place, either within or without the State of Georgia, as the Board of Directors or the stockholders may from time to time designate.

Section 4. Notice. Written or printed notice stating the place, day and hour of any meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty
(60) days before the meeting, by or at the direction of the President, the Secretary or other persons calling the meeting. Notice to stockholders shall be given by personal delivery, by first class U.S. Mail or by telephone facsimile with receipt confirmed; and, if mailed, such notice shall be deemed to be delivered when deposited, the deposit thereof certified by the Secretary of the Corporation, in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Adjourned Meetings. A majority of the stockholders present, whether or not a quorum exists, may adjourn any meeting of the stockholders to another time and place. Notice of any such adjourned meeting, or of the business to be transacted thereat need not be given of any adjourned meeting if the time and place of the adjourned meeting are announced at the time of the adjournment, unless the time of the adjourned meeting is more than thirty days after the meeting at which the adjournment is taken.

Section 6. Waiver of Notice. A written waiver of notice signed by any stockholder, whether before or after any meeting, shall be equivalent to the giving of timely notice to said stockholder. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 7.  Quorum and Voting.

(a) Stockholders representing a majority of the shares entitled to vote in attendance at any meeting of stockholders, shall constitute a quorum for the transaction of business at such meeting, unless otherwise specifically provided by these Bylaws or applicable law. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. Attendance shall be either in person, by proxy, or by telephonic or radio connection whereby the distant stockholder and those stockholders present in person all hear and may speak to and be heard on the matters raised therein.

(b) If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Articles of Incorporation, these Bylaws or applicable law.

(c) After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. The affirmative vote of a majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless otherwise provided by the Articles of Incorporation, these Bylaws or applicable law.

(d) A person entitled to vote shares at a meeting of the stockholders shall be deemed to have attended such meeting in person if such person has attended by telephone or radio connection whereby the distant person and the other stockholders present at such meeting all hear and may speak to and be heard on the matters raised therein.

Section 8.  Voting of Shares.

(a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

(b) Treasury shares, shares of stock of the Corporation owned by another corporation of which the majority of the voting stock is owned or controlled by the Corporation, and shares of stock of the Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

(c) A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

(d) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate stockholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

(e) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him in trust without a transfer of such shares into his name.

(f) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(g) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

(h) On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 9.  Proxies.

(a) Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

(b)  Every proxy must be signed by the stockholder or his attorney-in-fact.
No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

(c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

(d) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

(e) If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 10. Voting Trusts. Any number of stockholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares for a period not to exceed ten (10) years, as provided by law. A counterpart of the voting trust agreement and a copy of the record of the holders of voting trust certificates shall be deposited with the Corporation at its registered office as provided by law. These documents shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation and shall also be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 11. Stockholders' Agreements. Two or more stockholders of the Corporation may enter a written agreement, signed by the parties thereto, providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of the Corporation to treat the stockholders of record as entitled to vote the shares standing in their names.

Section 12.  Action by Stockholders Without a Meeting.

(a) Any action required by law, these Bylaws, or the Articles of Incorporation of the Corporation to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

(b) Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting stockholders.

Section 13. New Business. Any Stockholder of record may make a proposal of new business to be acted upon at an annual or special meeting of Stockholders, only if and provided written notice of such proposed new business is filed with the Secretary of the Corporation not less than five business days prior to the day of meeting, but no other proposal shall be acted upon at such meeting.

ARTICLE V.  DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as may otherwise be provided by the Articles of Incorporation, these Bylaws or applicable law.
The Board of Directors shall make appropriate delegations of authority to the officers and, to the extent permitted by law, by appropriate resolution, the Board of Directors may authorize one or more committees to act on its behalf when it is not in session.

Section 2. Qualification. Directors need not be residents of the State of STATE-NAME or stockholders of the Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of Directors.

Section 4.  Duties of Directors.

(a) A Director shall be expected to attend meetings, whether annual, or special, of the Board of Directors and of any committee to which the Director has been appointed.

(b) A Director shall perform his duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(c) In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(1) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(2) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or

(3) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

(d) A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

(e) A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a Director of the Corporation.

Section 5.  Number.  The number of Directors of the Corporation shall be three
(3). This number may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.

Section 6.  Election and Term.

(a) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of stockholders and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

(b) At the first meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7.  Removal of Directors.

(a) At a meeting of stockholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote in an election of Directors.

(b) If less than the entire Board of Directors is to be removed and if cumulative voting is permitted by the Articles of Incorporation, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Section 8. Resignation of Director. A Director may resign from the Board of Directors by providing written notification of such resignation to the President of the Corporation, and such resignation shall become effective immediately upon receipt by the President of said written notification or at such later date as may be specified in the notification.

Section 9. Vacancies. Any vacancy occurring in the membership of the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director so elected shall hold office until the next election of Directors by the stockholders.

ARTICLE VI.  DIRECTORS' MEETINGS

Section 1. Regular Meetings. The Board of Directors shall hold, without notice, a regular meeting immediately after the adjournment of the annual meeting of stockholders and such other regular meetings as they may, by resolution, designate from time to time.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or by any two Directors.

Section 3. Place of Meeting. All meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place, either within or without the State of State-name, as the Directors may from time to time designate; provided, however, no such meeting shall be held outside the State of State-name if at least two (2) Directors object in writing not less than three (3) days before such meeting.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of any special meeting of the Board of Directors must be given to each Director not less than five (5) nor more than thirty (30) days before the meeting, by or at the direction of the President or other persons calling the meeting. Notice shall be given either personally or by telegram, cablegram or first class mail; and if mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his address, as it appears in the records of the Corporation, with postage thereon prepaid. Except as otherwise specified in these Bylaws, the notice need not specify the business to be transacted at, nor the purpose of, any meeting.

Section 5. Waiver of Notice. A written waiver of notice signed by any Director, whether before or after any meeting, shall be equivalent to the giving of timely notice to said Director. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director attends a meeting for the express purpose, as stated at the beginning of the meeting, of objecting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Directors need be specified in any written waiver of notice.

Section 6. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 7. Adjourned Meeting. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

Section 8. Quorum. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Directors, unless otherwise specifically provided by the Articles of Incorporation, these Bylaws or applicable law. Attendance shall be either in person or by telephonic or radio connection whereby the distant Director and those Directors present in person all hear and may speak to and be heard on the matters raised therein.

Section 9. Voting. Each Director who is entitled to vote and who is present at any meeting of the Board of Directors shall be entitled to one (1) vote on each matter submitted to a vote of the Directors. An affirmative vote, of a majority of the Directors present at a meeting of Directors at which a quorum is present, shall constitute the approval, ratification and confirmation of the Board of Directors.

Section 10. Proxies Prohibited. No Director may authorize another person or entity to act in said Director's stead by proxy or otherwise.

Section 11. Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the Directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 12.  Directors' Conflicts of Interest.

(a) No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(1) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose, even though less than a majority of the quorum, without counting the votes or consents of such interested Directors; or

(2) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the stockholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

(c) The position of director, officer or employee of a not-for-profit corporation held by a Director of the Corporation shall not be deemed to create a conflict of interest for such Director, with respect to approval of dealings between the Corporation and the not-for-profit corporation.

(d) In the event all Directors of the Corporation are directors, officers or employees of or have a financial interest in another corporation, firm, association or entity, the vote or consent of all Directors shall be counted for purposes of approving any contract or transaction between the Corporation and such other corporation, firm, association or entity.

Section 13. Procedure. The Board of Directors may adopt their own rules of procedure which shall not be inconsistent with the Articles of Incorporation, these Bylaws or applicable law.

ARTICLE VII.  EXECUTIVE AND OTHER COMMITTEES

Section 1. Designation. The Board of Directors, by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees. The Board of Directors, by resolution adopted in accordance with this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 2. Powers. Any committee designated as provided above shall have and may exercise all the authority granted to it by the Board of Directors, except that no committee shall have the authority to:

(a) Approve or recommend to stockholders actions or proposals required by law to be approved by stockholders;

(b) Designate candidates for the office of Director, for purposes of proxy solicitation or otherwise;

(c)  Fill vacancies on the Board of Directors or any committee thereof;

(d)  Amend the Bylaws;

(e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

ARTICLE VIII.  OFFICERS

Section 1. Designation. The officers of the Corporation shall consist of a president, one or more vice presidents (if determined to be necessary by the Board of Directors), a secretary and a treasurer. The Corporation shall also have such other officers, assistant officers and agents as may be deemed necessary or appropriate by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, vice president, secretary or treasurer shall not affect the existence of the Corporation. The office of the president may, in the discretion of the Board of Directors, be divided into the office of the chief executive officer and the office of the chief operating officer, provided, that the office of the chief executive officer shall be the office of the president for purposes of state and federal laws requiring such office or the signature of such officer.

Section 2. Duties. The officers of the Corporation shall have the following duties.

(a) President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors.

(b) Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

(c) Secretary. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors; send out all notices of meetings; and perform such other duties as may be prescribed by the Board of Directors or the President.

(d) Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3. Election. All officers shall be elected by the Board of Directors.

Section 4. Tenure. Each officer shall take and hold office from the date of his election until the next annual meeting of the Board of Directors and until his successor shall have been duly elected and qualified or until his earlier resignation, removal from office or death.

Section 5. Resignation of Officers. Any officer or agent elected or appointed by the Board of Directors may resign such office by providing written notification of such resignation to the President (or if the President is resigning, to the Vice President) of the Corporation.

Section 6.  Removal of Officers.

(a) Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

(b) Any officer or agent elected by the stockholders may be removed only by vote of the stockholders, unless the stockholders shall have authorized the Directors to remove such officer or agent.

(c) Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 7. Vacancies. Any vacancy, however occurring, in any office, may be filled by the Board of Directors.

ARTICLE IX.  STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2.  Form.

(a) Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

(b) If there is more than one class of stock, every certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of: the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued; the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined; and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

(c) Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of, such restrictions.

(d) Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws State of State-name; the name of the person or persons to whom issued; the number and class, if any, of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3. Transfers of Stock. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar; and before a new certificate is issued, the old certificate shall be surrendered for cancellation and shall be properly endorsed by the holder of record or by his duly authorized attorney. The Board of Directors may, by resolution, open a share register in any state of the United States and may employ an agent or agents to keep such register and to record transfers of shares therein.

Section 4. Registered Owner. Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the stock standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of State-name.

Section 5. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate:

(a) Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

(b) Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

(c) Gives bond or other security in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and

(d)  Satisfies any other reasonable requirements imposed by the Corporation.

Section 6. Fractional Shares or Scrip. The Corporation may, but shall not be obliged to, issue a certificate for a fractional share, which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. In lieu of fractional shares, the Board of Directors may provide for the issuance of scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

Section 7. Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

ARTICLE X.  DIVIDENDS

Section 1. Declaration. The Board may from time to time declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent, when the payment thereof would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the Corporation's own treasury shares.

(c) Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof, and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

Section 2. Holders of Record. The holders of record shall be determined as provided in Article III of these Bylaws.

ARTICLE XI.  INDEMNIFICATION OF
OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 1.  Indemnification For Actions, Suits or Proceedings.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The adverse termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is firmly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made:

(1) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or

(2) If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or

(3) By the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or proceeding.

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

Section 2. Other Indemnification. The indemnification provided by these Articles shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have indemnified him against such liability under the provisions of this Article XI.

ARTICLE XII.  BOOKS AND RECORDS

Section 1.  Books and Records.

(a) This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of Directors.

(b) This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number, class and series, if any, of the shares held by each.

(c) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Stockholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of stockholders and to make extracts therefrom.

Section 3.  Financial Information.

(a) Not later than four (4) months after the close of each fiscal year, the Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

(b) Upon the written request of any stockholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

(c) The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in State-name, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

ARTICLE XIII.  CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the year of incorporation.

ARTICLE XIV.  AMENDMENT TO BYLAWS

Section 1. By Stockholder. The stockholders, by the affirmative vote of a majority of the voting stock, shall have the power to alter, amend, and repeal the Bylaws of this Corporation or to adopt additional Bylaws and any Bylaw so adopted may specifically provide that such Bylaw can only be altered, amended or repealed by the stockholders.

Section 2. By Directors. The Board of Directors, by affirmative vote of a majority of the Board of Directors, shall have the power to adopt additional Bylaws or to alter, amend, and repeal the Bylaws of this Corporation, except when any Bylaw adopted by the stockholders specifically provides that such Bylaw can only be altered, amended, or repealed by the stockholders.

SECRETARY'S CERTIFICATE

I HEREBY CERTIFY that I am the Secretary of JMAR Communications, Inc. and the foregoing Bylaws of said Corporation were duly adopted by the Board of Directors of the Corporation by action by written consent of said Board of Directors effective on April 30, 1996

IN WITNESS WHEREOF, I have affixed my signature on April 30, 1996

/s/ Marsha B. Whitman
Marsha B. Whitman, Secretary